UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 30, 2006
Date of Report (Date of earliest event reported)

Affinia Group Intermediate Holdings Inc.
Affinia Group Inc.

(Exact name of Registrant as specified in its charter)

Delaware	333-128166-10	34-2022081
Delaware	333-128166	20-1483322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1101 Technology Drive, Ann Arbor, Michigan	48108

(Address of principal executive offices)	(Zip Code)

(734) 827-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Affinia Group Inc. and Affinia Group Intermediate Holdings Inc. (together, the ‘‘Company’’) are filing this Form 8-K/A to amend the Company's Current Report on Form 8-K filed on December 15, 2005, in order to update certain disclosures therein with respect to the Company's comprehensive restructuring strategy (the ‘‘Restructuring’’).

Section 2 – Financial Information

Item 2.05 – Costs Associated with Exit or Disposal Activities.

As part of its previously announced Restructuring, on November 30, 2006 the Company announced its decision to close its Mississauga, Ontario manufacturing facility located at 1400 Aimco Blvd. The press release announcing this closure is attached hereto as Exhibit 99.1 and is incorporated herein by reference. These actions are expected to result in the Company incurring pre-tax charges of approximately $13 million, of which almost all are anticipated to be future cash expenditures. Employee severance costs and other costs (including $5 million and $2 million for environmental and pension costs, respectively) will represent 24% and 76%, respectively, of the estimated $13 million charge with respect to this facility. The Company expects that it will recognize approximately $6 million of these charges in the fourth quarter of 2006.

The Company continues to expect that it will incur total pre-tax costs of up to $152 million in connection with the Restructuring. The Company also continues to expect that the major components of such costs will be employee severance costs, asset impairment charges related to fixed assets and environmental remediation, site clearance and repair costs, each of which should represent approximately 38%, 20% and 13% respectively, of the total cost of the Restructuring. Of these costs, the employee severance costs and environmental remediation, site clearance and repair costs generally represent cash charges, while the asset impairment charges are non-cash. The Company continues to estimate that approximately 72% of the total costs related to the Restructuring (or approximately $110 million) will result in cash expenditures. The Company still expects to complete the remainder of the Restructuring program announcements prior to the end of 2007.

All discussions of costs and time periods set forth in this amended Current Report are estimates which, while based on the Company's current expectations, are subject to change.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This current report includes ‘‘forward-looking statements’’ within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this report, the words ‘‘estimates,’’ ‘‘expects,’’ ‘‘anticipates,’’ ‘‘projects,’’ ‘‘plans,’’ ‘‘intends,’’ ‘‘believes,’’ ‘‘forecasts,’’ or future or conditional verbs, such as ‘‘will,’’ ‘‘should,’’ ‘‘could’’ or ‘‘may,’’ and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s examination of historical operating trends and data, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there is no assurance that these expectations, beliefs and projections will be achieved. With respect to all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this report. Such risks, uncertainties and other important factors are contained in our filings with the Securities and Exchange Commission under the heading ‘‘Risk Factors’’ and include, among others: our substantial leverage; limitations on flexibility in operating our business contained in our debt agreements; pricing pressures; the shift in demand from premium to economy products; our dependence on our largest customers; increasing costs for manufactured components, raw materials, crude oil and energy prices; our ability to achieve cost savings from our restructuring; the consolidation of distributors; risks associated with our non-U.S. operations; product liability and customer warranty and recall claims; changes to environmental and automotive safety regulations; non-performance by, or insolvency of, our suppliers or our customers; the threat of work stoppages and other labor disputes; challenges to our intellectual property portfolio; exposure to product liability and other liabilities for which Dana Corporation (‘‘Dana’’) retained responsibility due to the Chapter 11 filing of Dana; and changing distribution channels. There may be other factors that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to the Company or persons acting on its behalf apply only as of the date of this amended Current Report and are expressly qualified in their entirety by the cautionary statements included in this amended Current Report. The Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

Item 2.06 – Material Impairments.

The information set forth under Item 2.05 relating to impairment charges is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1	Press Release of Affinia Group Inc. dated November 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Affinia Group Intermediate Holdings Inc. Affinia Group Inc.

Date: December 4, 2006	By: /s/ Steven E. Keller
Name: Steven E. Keller Title: General Counsel

EXHIBIT INDEX

99.1	Press Release of Affinia Group Inc. dated November 30, 2006.